Exhibit 10.1

RULES RELATING TO THE

POST-IPO SHARE SCHEME

OF

KANZHUN LIMITED

CONTENTS

Rule	Page

1.	Definitions and Interpretation	1

2.	Conditions	5

3.	Purpose of the Scheme	5

4.	Eligible Participants	6

5.	Duration	6

6.	Scheme Limits	6

7.	Administration	7

8.	Grant of Awards	9

9.	Limits on Grants of Awards	10

10.	Award Letter	11

11.	Vesting of Awards	12

12.	Performance Targets	13

13.	Events After Vesting Date	13

14.	Taxation	15

15.	Payment for Shares	15

16.	Voting and Dividend Rights	16

17.	Cancellation of Awards	16

18.	Clawback	16

19.	Ceasing to be an eligible participant	17

20.	Transferability	18

21.	Lapse of options	18

22.	Alterations in Share Capital	18

23.	Dissolution or Liquidation	19

24.	Change of control	19

25.	Amendment of Scheme or Awards	20

26.	Termination	21

27.	Miscellaneous	21

28.	Governing Law and Third Party Rights	23

1.	Definitions and Interpretation

1.1	In these Scheme Rules, unless the context otherwise requires, each of the following words and expressions shall have the meaning respectively shown opposite to it:

“Adoption Date”	December 14, 2022, being the date on which the Shareholders adopted the Scheme;

“Actual Selling Price”	an amount equal to the actual price at which Class A Shares are sold (net of brokerage, Stock Exchange trading fee, SFC transaction levy and any other applicable costs) in the circumstances contemplated in Rules 13.5 or 13.6;

“Articles”	the articles of association of the Company, as amended from time to time;

“associate”	shall have the meaning as set out in the Listing Rules;

“Award”	an award granted under the Scheme by the Board to a Grantee, which may take the form of a Share Option or a Share Award;

“Award Letter”	shall have the meaning as set out in Rule 10.1;

“Award Shares”	Class A Shares issued to a Grantee or transferred to, or held on trust for, a Grantee by the Trustee pursuant to the exercise of an Award;

“Board”	the board of directors of the Company;

“Business Day”	any day on which the Stock Exchange is open for the business of dealing in securities;

“Class A Shares”	Class A ordinary shares with a par value of US$0.0001 each in the share capital of the Company, or, if there has been a sub-division, consolidation, re-classification or re-construction of the share capital of the Company, shares forming part of the ordinary share capital of the Company of such other nominal amount as shall result from such sub-division, consolidation, re-classification or re-construction;

“Class B Shares”	Class B ordinary shares with a par value of US$0.0001 each in the share capital of the Company, or, if there has been a sub-division, consolidation, re-classification or re-construction of the share capital of the Company, shares forming part of the ordinary share capital of the Company of such other nominal amount as shall result from such sub-division, consolidation, re-classification or re-construction;

“chief executive”	shall have the meaning given to it in the Listing Rules;

“Committee”	the award management committee of the Company, if so established and authorized by the Board;

“Company”	KANZHUN LIMITED, an exempted company with limited liability incorporated in the Cayman Islands, the Class A Shares of which shall be listed on the Stock Exchange upon the Scheme taking effect;

“connected person”	shall have the meaning given to it in the Listing Rules;

“Director”	a director of the Company;

“Disability”	permanent and total disability determined by the Scheme Administrator in accordance with uniform and non-discriminatory standards adopted by the Scheme Administrator from time to time;

“Employee Participant”	any person who is an employee (whether full-time or part-time), director (including executive directors, non-executive directors and independent non-executive directors) or officer of any member of the Group, including persons who are granted Awards under this Scheme as an inducement to enter into employment contracts with any member of the Group, provided that a person shall not cease to be an employee in the case of (a) any leave of absence approved by the relevant member of the Group; or (b) any transfer of employment amongst members of the Group or any successor, and provided further that a person shall, for the avoidance of doubt, cease to be an employee with effect from (and including) the date of termination of his/her employment;

“Eligible Participant”	an Employee Participant or a Related Entity Participant;

“Exercise Period”	in respect of any Share Option, the period during which the Grantee may exercise the Share Option;

“Exercise Price”	the price per Share at which a Grantee may subscribe for Class A Shares upon the exercise of a Share Option awarded under this Scheme;

“Existing Shares Mandate Limit”	shall have the meaning set out in Rule 6.1, as increased, refreshed or renewed from time to time in accordance with the Scheme Rules;

“fair market value”

means, as of any date, the value of the Class A Shares determined as follows:

(i) if the Class A Shares are listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Stock Exchange and the London Stock Exchange (Main Listing or Alternative Investment Market), the fair market value shall be the closing sales price for the Class A Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Scheme Administrator deems reliable; or

(ii) if the Class A Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean of the high bid and low asked prices for the Class A Shares on the day of determination, as reported in such source as the Scheme Administrator deems reliable; or

(iii) in the absence of an established market for the Class A Shares, the fair market value thereof shall be determined in good faith by the Scheme Administrator in accordance with applicable laws, rules and regulations;

“Grant Date”	the date on which the grant of an Award is made to a Grantee, being the date of the Award Letter in respect of such Award;

“Grantee”	any Eligible Participant approved for participation in the Scheme and who has been granted any Award pursuant to Rule 8.1;

“Group”	the Company and its subsidiaries from time to time, and the expression “member of the Group” shall be construed accordingly;

“Holding Company”	a company of which the Company is a subsidiary;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Issue Price”	in respect of any Share Award, the price per share a Grantee is required to pay to subscribe for or acquire (as the case may be) the Class A Shares constituting the Share Award;

“Listing Committee”	the Listing Committee of the Stock Exchange

“Listing Rules”	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“Related Entity”	(i) a Holding Company; (ii) subsidiaries of the Holding Company other than members of the Group; or (iii) any company which is an associate of the Company;

“Related Entity Participant”	any person who is an employee (whether full-time or part-time), director or officer of a Related Entity;

“Related Income”	any cash dividends or other distributions declared and paid in respect of Shares;

“Scheme”	this share scheme constituted by the Scheme Rules;

“Scheme Administrator”	the chairperson of the Board or the Committee or other persons to whom the Board has delegated its authority in accordance with Rule 7.2;

“Scheme Mandate Limit”	shall have the meaning set out in Rule 6.1, as increased, refreshed or renewed from time to time in accordance with the Scheme Rules;

“Scheme Period”	the period of 10 years commencing on the Adoption Date and ending on the 10th anniversary of the Adoption Date;

“Scheme Rules”	the rules set out herein relating to the Scheme as amended from time to time;

“SFC”	the Securities and Futures Commission of Hong Kong;

“Shareholders”	holders of Shares;

“Share Award”	shall have the meaning set out in Rule 8.2(a);

“Share Option”	shall have the meaning set out in Rule 8.2(b);

“Share Registrar”	the Hong Kong branch share registrar of the Company;

“Shares”	the Class A Shares and Class B Shares;

“Stock Exchange”	The Stock Exchange of Hong Kong Limited;

“subsidiary”	shall have the meaning given to it in the Listing Rules;

“substantial shareholder”	shall have the meaning given to it in the Listing Rules;

“Taxes”	shall have the meaning as set out in Rule 14;

“Trust”	any trust or similar arrangement established for the purposes of implementing and administering the Scheme;

“Trust Deed”	the deed constituting and/or governing any Trust or such other governing documents or custodian arrangements entered into between the Company and any Trustee as the Scheme Administrator considers appropriate;

“Trustee”	any trustee or other third party appointed by the Company to hold Shares under a Trust; and

“Vesting Date”	the date on which an Award (or part thereof) is to vest in the relevant Grantee following which the Grantee may exercise the Award, as determined from time to time by the Scheme Administrator pursuant to Rule 11.1, unless a different Vesting Date is deemed to occur in accordance with Rule 24.1.

1.2	In these Scheme Rules, except where the context otherwise requires:

(a)	references to Rules are to rules of the Scheme Rules;

(b)	references to times of the day are to Hong Kong time;

(c)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

(d)	a reference to “dollars” or to “$” shall be construed as a reference to the lawful currency for the time being of Hong Kong;

(e)	a reference to statutes, statutory provisions or the Listing Rules shall be construed as references to those statutes, provisions or rules as respectively amended or re-enacted and shall include any orders, regulations, instruments, subsidiary legislation, other subordinate legislation or practice notes under the relevant statute, provision or Listing Rule;

(f)	unless otherwise indicated, the Scheme Administrator can make determinations in its absolute discretion;

(g)	a reference to “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(h)	words importing the singular include the plural and vice versa, and words importing a gender include every gender;

(i)	headings are included in the Scheme Rules for convenience only and do not affect its interpretation;

(j)	references to any statutory body shall include the successor thereof and any body established to replace or assume the functions of the same; and

(k)	references to person includes any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

2.	Conditions

2.1	This Scheme shall become effective upon fulfilment of the following conditions:

(a)	the passing of a resolution by the Shareholders to approve the adoption of the Scheme;

(b)	the Listing Committee granting approval for the listing of, and permission to deal in, the Class A Shares to be allotted and issued pursuant to Awards; and

(c)	the commencement of dealings in the Class A Shares on the Stock Exchange.

3.	Purpose of the Scheme

3.1	The purpose of this Scheme is:

(a)	to provide the Company with a flexible means of remunerating, incentivizing, retaining, rewarding, compensating and/or providing benefits to Eligible Participants;

(b)	to align the interests of Eligible Participants with those of the Company and Shareholders by providing such Eligible Participants with the opportunity to acquire shareholding interests in the Company; and

(c)	to encourage Eligible Participants to contribute to the long-term growth and profitability of the Company and to enhance the value of the Company and its Shares for the benefit of the Company and Shareholders as a whole.

4.	Eligible Participants

4.1	Eligible Participants as determined by the Scheme Administrator from time to time shall be eligible to participate in the Scheme.

4.2	No person who is resident in a place where the grant, acceptance or exercise of an Award pursuant to the Scheme is not permitted under the laws and regulations of such place or where, in the view of the Scheme Administrator, applicable laws and regulations in such place makes it necessary or expedient to exclude such person, shall be entitled to participate in the Scheme and such person shall therefore not be an Eligible Participant for the purposes of this Scheme.

5.	Duration

5.1	Subject to Rule 26, the Scheme shall be valid and effective for the Scheme Period, after which no further Awards will be granted under the Scheme, and thereafter for so long as there are any unvested Awards granted prior to the expiration of the Scheme Period, in order to give effect to the vesting of such Awards or otherwise as may be required in accordance with the provisions of the Scheme Rules.

6.	Scheme Limits

6.1	The total number of Award Shares under this Scheme shall be as follows:

the total number of Award Shares, being new Shares, which may be issued pursuant to all Awards to be granted under this Scheme together with the number of Class A Shares which may be issued under any other share schemes of the Company is such number of Class A Shares being 10% of the Shares in issue on the date the Class A Shares commence trading on the Stock Exchange and rounded down to the nearest integer (the “Scheme Mandate Limit”); and the total number of existing Class A Shares in issue which may be transferred as Award Shares underlying a grant pursuant to this Scheme is such number of Class A Shares being 3% of the Shares in issue on the date the Class A Shares commence trading on the Stock Exchange and rounded down to the nearest integer (the “Existing Shares Mandate Limit”). For the avoidance of doubt, the Existing Shares Mandate Limit shall not count toward the Scheme Mandate Limit.

6.2	Class A Shares which would have been issued pursuant to Awards which have lapsed in accordance with the terms of the Scheme Rules (or the terms of any other share schemes of the Company) shall not be counted for the purpose of calculating the Scheme Mandate Limit.

6.3	The Company may refresh the Scheme Mandate Limit:

(a)	from the later of three years after the Adoption Date or three years after the date of the previous shareholder approval for refreshment of the Scheme Mandate Limit pursuant to this Rule, with the prior approval of Shareholders in general meeting by way of ordinary resolution; or

(b)	at any time, with the prior approval of the Shareholders in general meeting and subject to compliance with any additional requirements set out in the Listing Rules.

6.4	The Company may refresh the Existing Shares Mandate Limit at any time, with the approval of the Board and subject to compliance with any additional requirements set out in the Listing Rules.

6.5	The total number of Award Shares which may be issued in respect of all Awards to be granted under this Scheme and all other schemes of the Company under the Scheme Mandate Limit as refreshed pursuant to Rule 6.3 shall not exceed 10% of the Shares in issue as at the date of the approval to refresh the Scheme Mandate Limit by the Shareholders in general meeting. Awards already granted under the Scheme and any other share schemes of the Company (including those exercised, outstanding, cancelled or lapsed in accordance with its terms) and pursuant to the Existing Shares Mandate Limit shall not be counted for the purpose of calculating the number of Award Shares that may be issued under the Scheme Mandate Limit as refreshed.

6.6	The Company may seek separate approval of the Shareholders in general meeting to grant Awards beyond the Scheme Mandate Limit to Eligible Participants specifically identified by the Company, subject to compliance with the requirements set out in the Listing Rules. For the avoidance of doubt, the Existing Shares Mandate Limit shall not count toward the Scheme Mandate Limit.

7.	Administration

7.1	The chairperson of the Board or the Committee as authorized by the Board, provided that such Committee is established, shall be responsible and have full authority for administering the Scheme in accordance with the Scheme Rules.

7.2	The authority to administer the Scheme may be delegated by the Scheme Administrator to any other persons deemed appropriate at the sole discretion of the Scheme Administrator, including its powers to offer or grant Awards and to determine the terms and conditions of such Awards, provided that nothing in this Rule 7.2 shall prejudice the Board’s power to revoke such delegation at any time or derogate from the authority rested with the Board in Rule 7.1. Any Committee of the Board shall be constituted to comply with any applicable laws, rules and regulations. If the Committee is established, any actions taken by such committee to administer the Scheme shall be approved by a simple majority of the members of the committee with majority of the members of the Committee constitute a quorum. Any grant or amendment of Awards to any Committee member shall then require an affirmative vote of a majority of the Board members who are not on the Committee.

7.3	Decisions of the Scheme Administrator in relation to the operation of the Scheme or interpretation of the Scheme Rules shall be final and binding on all parties.

7.4	The Scheme Administrator may from time to time appoint one or more administrators, who may be independent third-party contractors, to assist in the administration of the Scheme, to whom they may delegate such functions relating to the administration of the Scheme as they may think fit. The duration of office, terms of reference and remuneration (if any) of such administrators shall be determined by the Scheme Administrator.

7.5	Subject to the Scheme Rules and any applicable laws, rules and regulations, the Scheme Administrator shall have the power from time to time to:

(a)	construe and interpret the Scheme Rules and the terms of the Awards granted from time to time;

(b)	make or vary such arrangements, guidelines, procedures and/or regulations for the administration, interpretation, implementation and operation of the Scheme, provided that they are not inconsistent with the Scheme Rules;

(c)	establish a Trust, appoint a Trustee, approve the terms of any Trust Deed and make such other arrangements for the implementation and administration of the Scheme as the Scheme Administrator shall see fit pursuant to Rule 7.8;

(d)	grant Awards to those Eligible Participants whom the Scheme Administrator shall select from time to time;

(e)	determine the terms and conditions of Awards granted under the Scheme including but not limited to number of Awards, Issue Price, Exercise Price, Vesting Dates, vesting criteria, performance targets, clawback arrangements, the method of payment of Issue Price and Exercise Price, and other conditions including but not limited to any vesting acceleration or waiver of forfeiture restrictions, the extension of the post-termination exercisability of an Award or payment of the Exercise Price or Issue Price longer than is otherwise provided for in an Award Letter, and any restriction or limitation regarding any Award or the Class A Shares relating thereto, based in each case on such factors as the Scheme Administrator, in their sole discretion, shall determine;

(f)	allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued or transferred under an Award that number of Class A Shares having a fair market value equal to the minimum amount required to be withheld. The fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Awardees to have Class A Shares withheld for this purpose shall be made in such form and under such conditions as the Scheme Administrator may deem necessary or advisable;

(g)	approve the form of Award Letters;

(h)	decide how the vesting of the Award Shares will be settled pursuant to Rules 13.5 and 13.6;

(i)	make such appropriate and equitable adjustments to the terms of Awards granted under the Scheme as the Scheme Administrator deems necessary, including, without limitation, the discretionary authority to extend the post-termination exercisability of an Award longer than is otherwise provided for in an Award Letter or accelerate the vesting or exercisability of an Award;

(j)	determine the commencement or termination date of an Eligible Participant’s or Grantee’s employment with any member of the Group;

(k)	make any other determination and take any other action that they deem necessary or desirable for the administration of the Scheme; and

(l)	take such other steps or actions as they deem necessary or prudent to give effect to the terms and intent of the Scheme Rules and/or Awards.

7.6	None of the directors of the Company or any Scheme Administrator shall be personally liable by reason of any contract or other instrument executed by him/her, or on his/her behalf or for any mistake of judgment made in good faith, for the purposes of the Scheme, and the Company shall indemnify and hold harmless each member of the Board and any Scheme Administrator against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Scheme unless arising out of such person’s wilful default, negligence, fraud or bad faith.

7.7	In respect of the administration of the Scheme, the Company shall comply with all applicable shareholder approval, announcement, circular and reporting requirements imposed by the Listing Rules.

7.8	The Company may establish a Trust and appoint a Trustee to acquire and hold Class A Shares and other trust property under the Trust for the purposes of implementing and administering the Scheme. The administration and operation of the Trust shall be governed by the Trust Deed. Unless otherwise agreed between the Company and any Trustee, the Scheme Administrator shall act on behalf of the Company to give instructions to and direct the Trustee. The Company may:

(a)	issue and allot to the Trustee, on terms and at issue prices (including at par value) as shall be determined by the Board, the relevant number of Class A Shares issuable in respect of any Awards, to be held by the Trustee on the terms of the Trust Deed and reserved for specified Eligible Participants; and/or

(b)	direct the Trustee to purchase Award Shares on-market at prevailing market prices from funds provided by the Company.

7.9	A Trustee shall not exercise any voting rights in respect of any unvested Class A Shares held by it, unless otherwise required by law to vote in accordance with the beneficial owner’s direction and such a direction is given.

8.	Grant of Awards

8.1	The Scheme Administrator may, from time to time, in its absolute discretion select any Eligible Participant to be a Grantee and, subject to these Scheme Rules, grant an Award to such Grantee during the Scheme Period. The nature, amount, terms and conditions of any such Award so granted shall be determined by the Scheme Administrator in its sole and absolute discretion, subject to these Scheme Rules.

8.2	An Award may be take the form of:

(a)	an award which vests in the form of the right either to (i) subscribe for and/or be issued or (ii) purchase such number of Class A Shares as the Scheme Administrator may determine at the Issue Price in accordance with the terms of the Scheme Rules (a “Share Award”); or

(b)	an award which vests in the form of the right either to (i) subscribe for or (ii) purchase such number of Class A Shares as the Scheme Administrator may determine during the Exercise Period at the Exercise Price in accordance with the terms of the Scheme Rules (a “Share Option”).

8.3	The Scheme Administrator may determine the amount (if any) payable on application or acceptance of an Award and the period within which any such payments must be made, which amounts (if any) and periods shall be set out in the Award Letter.

8.4	The Issue Price for Awards which take the form of Share Awards shall be such price determined by the Scheme Administrator and notified to the Grantee in the Award Letter. For the avoidance of doubt, the Scheme Administrator may determine the Issue Price to be at nil consideration.

8.5	For Awards which take the form of Share Options the Scheme Administrator shall determine and notify the Grantee in the Award Letter:

(a)	the Exercise Price for such Share Options, provided that the Exercise Price shall in any event be no less than the value of the Share Options on the date of grant determined as follows: if the Class A Shares are listed on one or more established stock exchanges or national market systems, including without limitation, the Nasdaq Stock Market or the New York Stock Exchange or the Stock Exchange of Hong Kong Limited, its value shall be the higher of: (i) the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Class A Shares are listed (as determined by the Scheme Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), and (ii) the average closing sales price (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Class A Shares are listed (as determined by the Scheme Administrator) for the five business days immediately preceding the date of determination, as reported on the website maintained by such exchange or market system or such other source as the Scheme Administrator deems reliable;

(b)	the Exercise Period for such Share Options, provided that the Exercise Period shall in any event be not longer than 10 years from the Grant Date. A Share Option shall lapse automatically and shall not be exercisable (to the extent not already exercised) on the expiry of the tenth anniversary from the Grant Date.

9.	Limits on Grants of Awards

9.1	Unless approved by the Shareholders in the manner set out in this Rule, the total number of Class A Shares issued and to be issued upon exercise of Awards granted and to be granted under this Scheme and any other share schemes of the Company to each Eligible Participant (including both exercised and outstanding Options) in any 12 month period shall not exceed 1% of the total number of Shares in issue. Any further grant of Awards to an Eligible Participant which would exceed this limit shall be subject to separate approval of the Shareholders in general meeting with the relevant Eligible Participant and their associates abstaining from voting. A circular shall be sent to the Shareholders disclosing the information required to be disclosed under the Listing Rules. The number and terms of the Awards to be granted to such Eligible Participant shall be fixed before the Shareholders’ approval is sought. For any Share Options to be granted in such circumstances, the date of the Board meeting for proposing such further grant shall be the Grant Date for the purpose of calculating the Exercise Price.

9.2	Any grant of Awards to any Director, chief executive or substantial shareholder of the Company, or any of their respective associates, shall be subject to the prior approval of the compensation committee of the Board (excluding any member who is a proposed recipient of the grant of the Award) and the independent non-executive Directors of the Company (excluding any independent non-executive Director who is a proposed recipient of the grant of Awards). In addition, in the case where the Award Shares are to be satisfied by way of issue and allotment of new Shares by the Company:

(a)	where any grant of Share Awards (but not any grant of Share Options) to any Director (other than an independent non-executive Director) or chief executive of the Company would result in the Class A Shares issued and to be issued in respect of all Awards granted (excluding any Awards lapsed in accordance with the terms of this Scheme) to such person in the 12-month period up to and including the date of such grant representing in aggregate over 0.1% of the Shares in issue at the date of such grant; or

(b)	where any grant of Awards to an independent non-executive director or substantial shareholder of the Company (or any of their respective associates) would result in the number of Class A Shares issued and to be issued upon exercise of all Awards already granted (excluding any Awards lapsed in accordance with the terms of this Scheme) to such person in the 12 month period up to and including the date of such grant representing in aggregate over 0.1% (or such other higher percentage as may from time to time be specified by the Stock Exchange) of Shares in issue, such further grant of Awards must be approved by shareholders of the Company in general meeting in the manner required, and subject to the requirements set out, in the Listing Rules.

9.3	No Award shall be granted to any Eligible Participant:

(a)	in circumstances prohibited by the Listing Rules or at a time when the relevant Eligible Participant would be prohibited from dealing in the Class A Shares by the Listing Rules or by any applicable rules, regulations or law;

(b)	where the Company is in possession of any unpublished inside information in relation to the Company, until (and including) the trading day after such inside information has been announced;

(c)	during the periods commencing one month immediately before the earlier of the date of the board meeting for approving the Company’s results for any year, half-year, quarterly or any other interim period and the deadline for the Company to announce such results, and ending on the date of the results announcement, provided that such period will also cover any period of delay in the publication of any results announcement;

(d)	if any member of the Group is required under applicable laws, rules or regulations to issue a prospectus or other offer documents in respect of such grant or the Scheme; or

(e)	where such grant or dealing in the Class A Shares in respect of such grant would result in a breach by any member of the Group or any of its directors of any applicable laws, rules, regulations or codes in any jurisdiction from time to time,

(f)	in circumstances where the requisite approval from any applicable governmental or regulatory authority has not been obtained, provided that to the extent permissible in accordance with applicable laws, rules and regulations an Award may be made conditional upon such approval being obtained;

(g)	in circumstances which would result in a breach of the Scheme Limit, provided that to the extent permissible in accordance with applicable laws, rules and regulations an Award may be made conditional upon the Scheme Limit being refreshed or approval of Shareholders being otherwise obtained;

(h)	where such Award is to a connected person and under the Listing Rules requires the specific approval of Shareholders, until such approval of Shareholders is obtained, provided that to the extent permissible in accordance with applicable laws, rules and regulations an Award may be made conditional upon such specific shareholder approval being obtained, and any such grant so made (or made without being subject to the necessary conditions contemplated by this Rule 9.3) shall be null and void to the extent (and only to the extent) that it falls within the circumstances described above.

10.	Award Letter

10.1	The Company shall, in respect of each Award, on the Grant Date issue a letter to each Grantee in such form as the Scheme Administrator may from time to time determine setting out the terms and conditions of the Award (an “Award Letter”), which may include the number of Class A Shares in respect of which the Award relates, the Issue Price or Exercise Price (as applicable), the vesting criteria and conditions, the Vesting Date, any minimum performance targets that must be achieved and any such other details as the Scheme Administrator may consider necessary, and requiring the Grantee to undertake to hold the Award on the terms of the Award Letter and be bound by the provisions of the Scheme Rules.

10.2	To the extent that Awards shall be satisfied by way of issue and allotment of new Class A Shares, the grant of such Awards shall be conditional upon the Listing Committee of the Stock Exchange having granted approval for the listing of, and permission to deal in, such Class A Shares and the satisfaction of any other conditions as may be considered necessary or appropriate by the Scheme Administrator.

10.3	Unless otherwise specified in the Award Letter:

(a)	a Grantee shall have 20 Business Days from the Grant Date to accept the Award. A Grantee may accept an Award by giving written notice or other form of notice through electronic transmission of their acceptance to the Company or the Scheme Administrator, together with remittance in favour of the Company of any consideration payable upon grant of the Award;

(b)	any Award may be accepted in whole or in part provided that it must be accepted in respect of a board lot for dealing in Class A Shares or a multiple thereof; and

(c)	to the extent that an Award is not accepted within the time and in the manner indicated in this Rule, it shall be deemed to have been irrevocably declined and shall automatically lapse.

11.	Vesting of Awards

11.1	The Scheme Administrator may in respect of each Award and subject to all applicable laws, rules and regulations determine the applicable Vesting Dates and/or any other criteria and conditions for vesting of the Awards in its sole and absolute discretion. The relevant Vesting Date of any Award and any other criteria or conditions for vesting shall be set out in the Award Letter.

11.2	The Vesting Date in respect of any Award shall be not less than 12 months from the Grant Date, provided that for Employee Participants the Vesting Date may be less than 12 months from the Grant Date (including on the Grant Date) in the following circumstances:

(a)	grants of “make whole” Share Awards to new Employee Participants to replace share awards such Employee Participants forfeited when leaving their previous employers;

(b)	grants to an Employee Participant whose employment is terminated due to death or disability or event of force majeure;

(c)	grants of Awards which are subject to the fulfilment of performance targets pursuant to Rule 12;

(d)	grants of Awards the timing of which is determined by administrative or compliance requirements not connected with the performance of the relevant Employee Participant, in which case the Vesting Date may be adjusted to take account of the time from which the Award would have been granted if not for such administrative or compliance requirements;

(e)	grants of Awards with a mixed vesting schedule such that the Awards vest evenly over a period of 12 months;

(f)	grants of Awards with a total vesting and holding period of more than 12 months; or

(g)	grants of Awards under specific circumstances which are subject to an explanation by the Board (or the compensation committee where the arrangements relate to Awards to directors and/or senior managers) as to why a shorter vesting period is appropriate and aligns with the purpose of the Share Scheme.

12.	Performance Targets

12.1	The Scheme Administrator may in respect of each Award and subject to all applicable laws, rules and regulations determine such performance targets or other criteria or conditions for vesting of Awards in its sole and absolute discretion. Any such performance targets, criteria or conditions shall be set out in the Award Letter. The Scheme Administrator shall have regard to the purpose of the Scheme in making such determinations, with any performance targets generally being in line with common key performance indicators in the industry of the Group, and taking into account the different roles and contributions of the Grantees. The Scheme Administrator shall also establish robust mechanisms to ensure impartial evaluation of such indicators. For the avoidance of doubt, an Award shall not be subject to any performance targets, criteria or conditions if none are set out in the relevant Award Letter.

13.	Events After Vesting Date

13.1	After the applicable Vesting Date for any Award taking the form of a Share Option, such Share Option may be exercised in whole or in part by the Grantee giving notice in writing to the Company in such form as the Scheme Administrator may from time to time determine stating that the Share Option is thereby exercised and the number of Class A Shares in respect of which it is exercised. Each such notice must be accompanied by a remittance for the Exercise Price multiplied by the number of Class A Shares in respect of which the notice is given, or shall be given as otherwise determined by the Scheme Administrator as set out in Rule 15. Within 10 Business Days after receipt of the notice and related remittance in full, the Company shall satisfy the Award by either one, or a combination, of the following methods:

(a)	allot and issue to the Grantee the number of Award Shares in respect of which the Share Option has been exercised; or

(b)	direct and procure the Trustee to transfer the number of Award Shares in respect of which the Share Option has been exercised to the Grantee.

13.2	After the applicable Vesting Date for any Award taking the form of a Share Award, within 10 Business Days following the Vesting Date, subject to receipt in full of the Issue Price payable (if any) multiplied by the number of Award Shares to be issued pursuant to the relevant Share Award, the Company shall satisfy the Award by either one, or a combination, of the following methods:

(a)	allot and issue to the Grantee the relevant number of Award Shares constituting the Share Award; or

(b)	direct and procure the Trustee to transfer the number of Award Shares to the Grantees.

13.3	The Award Shares shall be credited as fully paid (as applicable) and the Company shall instruct the Share Registrar to allot and issue or transfer (as the case may be) the Award Shares, subject to the Grantee executing and delivering all such forms and instruments and providing such instructions in the manner as shall be required by the Scheme Administrator or any designated third party.

13.4	Any Award Shares allotted and issued pursuant to Rule 13.1 and 13.2 shall be identical to all existing issued Class A Shares and shall be allotted and issued subject to all the provisions of the Articles for the time being in force and will rank pari passu with the other fully paid Class A Shares in issue on the date the name of the Grantee is registered on the register of members of the Company. For the avoidance of doubt, a Grantee shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the Shareholders on the register on a date prior to such registration.

13.5	For the purposes of satisfying the issuance or transfer (as the case may be) of Class A Shares pursuant to Rule 13.1 or 13.2, to the extent that, at the determination of the Scheme Administrator, it is not practicable for the Grantee to receive Award Shares due to applicable legal or regulatory restrictions, the Scheme Administrator may (whether or not through a trustee or other third party) sell on-market through the facilities of the Stock Exchange at prevailing market prices the number of Class A Shares to be issued or to which the Grantee is entitled pursuant to Rule 13.1 or 13.2 and pay to the Grantee the Actual Selling Price of such Class A Shares by remittance to the bank account of the Grantee, details of which the Grantee shall provide to the Scheme Administrator upon request.

13.6	In the event that a Trust has been established to implement and administer the Scheme, for the purposes and in lieu of satisfying the requirement to allot and issue or transfer (as the case may be) Award Shares pursuant to Rule 13.1 or 13.2, the Scheme Administrator may at its discretion direct the Trustee, pursuant to the Trust Deed, to

(a)	hold the relevant number of Award Shares on trust for the Grantee until such time as the Scheme Administrator directs the Trustee to:

(i)	(A) transfer the relevant Award Shares to the Grantee or (B) sell the Award Shares on-market through the facilities of the Stock Exchange at prevailing market prices and remit the Actual Selling Price to the Grantee; and

(ii)	remit to the Grantee any Related Income which has accrued in respect of the Award Shares from the relevant Vesting Date through to the date the Scheme Administrator gives a direction to the Trustee pursuant to this Rule.

13.7	Any direct costs and expenses arising on the issue or transfer (as the case may be) of the Award Shares to or for the benefit of a Grantee as contemplated by Rule 13.1 or 13.2 shall be borne by the Company. Any stamp duty, fees, levies, brokerage or other direct costs and expenses arising on the transfer or sale of the Award Shares and payment of the Actual Selling Price as contemplated by Rules 13.1, 13.2, 13.5 and 13.6 shall be borne by the Grantee and deducted by the Scheme Administrator from any amounts payable to the Grantee.

13.8	At the discretion of the Scheme Administrator and to the extent permitted by the Listing Rules, any obligation to issue or transfer of Award Shares to a Grantee pursuant to these Scheme Rules may be satisfied by allotting, issuing or transferring the relevant Award Shares to the Grantee’s nominee or depositing the relevant Award Shares in the Grantee’s designated securities account held with the Central Clearing and Settlement System operated by The Hong Kong Securities Clearing Company Limited, the details of which the Grantee shall provide to the Scheme Administrator upon request.

14.	Taxation

14.1	All taxes (including personal income taxes, capital gains taxes, salary taxes and similar taxes), duties, social security contributions, impositions, charges and other levies arising out of or in connection with the Grantee’s participation in the Scheme or in relation to the Award Shares, Actual Selling Price or Related Income (the “Taxes”) received by a Grantee shall be borne by such Grantee and neither the Company nor any designated third party shall be liable for any Taxes. Each Grantee by its acceptance of any grant of Awards agrees to and will indemnify each member of the Group, the Trustee and any designated third party against any liability they may have to pay or account for such Taxes, including any withholding liability in connection with any Taxes. To give effect to this, the Company, Trustee or other designated third party may:

(a)	reduce or withhold such number of the Award Shares to be issued or transferred, or Actual Selling Price or Related Income paid, to the Grantee as may be necessary to settle any Taxes (the number of Award Shares that may be reduced or withheld shall be limited to the number of Award Shares that have a fair market value on the date of withholding that, in the reasonable opinion of the Scheme Administrator is sufficient to cover any such liability);

(b)	sell, on the Grantee’s behalf, such number of Award Shares as may be necessary to settle any Taxes and retain the proceeds and/or pay them to the relevant authorities or government agency;

(c)	deduct or withhold, without notice to the Grantee, the amount of any such liability from any payment to the Grantee made under the Scheme or from any payments due from a member of the Group to the Grantee, including from the salary payable to the Grantee by any member of the Group; and/or

(d)	require the Grantee to remit to any member of the Group or the Trustee an amount sufficient to satisfy any Taxes or other amounts required by any governmental authority to be withheld and paid over to such authority by any member of the Group or Trustee on account of the Grantee or to otherwise make alternative arrangements satisfactory to the Company for the payment of such amounts.

The Company and Trustee shall not be obliged to issue or transfer any Award Shares or pay any Actual Selling Price or Related Income to a Grantee unless and until the Grantee satisfies the Company (in the opinion of the Scheme Administrator) that such Grantee’s obligations for Taxes under this Rule have been met.

15.	Payment for Shares

15.1	The consideration to be paid for the Class A Shares underlying the Awards granted under the Scheme, including the method of payment, shall be determined by the Scheme Administrator, subject to the provisions in this Rule 15.

15.2	The entire Exercise Price or Issue Price (as the case may be) for Shares issued under the Scheme shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as payable in other methods of payment provided in this Rule 15, provided that the Exercise Price and the Issue Price are determined in accordance with these Scheme Rules.

15.3	To the extent that an Award Letter so provides, all or any part of the Exercise Price or Issue Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Class A Shares that are already owned by the Grantee. These Class A Shares shall be surrendered to the Company in good form for transfer and shall be valued at their fair market value on the date the Share Option is exercised or the Class A Shares underlying a Share Award are purchased or transferred. The Grantee shall not surrender, or attest to the ownership of, Class A Shares in payment of the Exercise Price or Issue Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Scheme Administrator.

15.4	At the discretion of the Scheme Administrator and to the extent so provided in the Award Letter, Awards may be awarded under the Plan in consideration of services rendered to the Company or any subsidiary prior to the Award.

15.5	At the discretion of the Scheme Administrator and to the extent an Award Letter so provides, and if the Class A Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Class A Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

15.6	At the discretion of the Scheme Administrator and to the extent an Award Letter so provides, and if the Class A Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Class A Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

15.7	At the discretion of the Scheme Administrator and to the extent an Award Letter so provides, all or a portion of the Exercise Price or Issue Price may be paid by any other form of consideration and method of payment to the extent permitted by applicable laws, rules and regulations.

16.	Voting and Dividend Rights

16.1	Awards do not carry any right to vote at general meetings of the Company, nor any right to dividends, transfer or other rights. No Grantee shall enjoy any of the rights of a Shareholder by virtue of the grant of an Award unless and until the Award Shares are issued or transferred to the Grantee pursuant to the vesting and/or exercise of such Awards. Where Award Shares are held on trust for the Grantee pursuant to Rule 13.6(a), a Grantee may give instructions to the Trustee to exercise the voting rights in respect of those Award Shares pursuant to, and to the extent permitted by, the Trust Deed.

17.	Cancellation of Awards

17.1	Any Awards granted but not exercised may be cancelled by the Scheme Administrator at any time with the prior consent of the Grantee.

17.2	Issuance of new Awards to the same Grantee whose Awards have been cancelled pursuant to Rule 17.1 may only be made if there are unissued Awards available under the Scheme Mandate (excluding the Awards of the relevant Grantee cancelled pursuant to Rule 17.1) and in compliance with the terms of the Scheme.

18.	Clawback

18.1	In the event that:

(a)	a Grantee ceases to be an Eligible Participant by reason of the termination of his/her employment or contractual engagement with the Group or Related Entity for cause or without notice or with payment in lieu of notice;

(b)	a Grantee has been convicted of a criminal offence involving his/her integrity or honesty; or

(c)	in the reasonable opinion of the Scheme Administrator, a Grantee has engaged in serious misconduct or breaches the terms of this Scheme in any material respect,

then the Scheme Administrator may make a determination at its absolute discretion that: (A) any Awards issued to that Grantee but not yet exercised shall immediately lapse, regardless of whether such Awards have vested or not, (B) with respect to any Award Shares issued or transferred to that Grantee, the Grantee shall be required to transfer back to the Company or its nominee (1) the equivalent number of Class A Shares, (2) an amount in cash equal to the market value of such Class A Shares, or (3) a combination of (1) and (2), and/or (C) with respect to any Award Shares held by the Trustee for the benefit of the Grantee, those Award Shares shall no longer be held on trust for nor inure to the benefit of the Grantee.

19.	Ceasing to be an eligible participant

19.1	Death: If a Grantee ceases to be an Eligible Participant by reason of death of the Grantee:

(a)	in the case of Share Options: any vested Share Option as of the date of the Grantee’s death may be exercised before the earlier of (i) the expiration date of the Exercise Period; and (ii) the last day of the six-month period immediately following the Grantee’s death, or such later date as the Scheme Administrator may determine and specify in the Award Letter, by the personal representatives of the Grantee. In the case where a Grantee no longer has any legal capacity to exercise the Share Option, the vested Share Option may be exercised within that period by the persons charged with the duty of representing the Grantee under applicable laws. If the vested Share Option is not exercised within the time mentioned above, the Share Option shall lapse; and

(b)	in the case of Share Awards: the Company shall issue or transfer (as the case may be) the vested Award Shares as of the date of the Grantee’s death or had become vested as a result of the death to the legal personal representatives of the Grantee or the persons charged with the duty of representing the Grantee under applicable laws as soon as practicable following the death of the Grantee or, if the vested Award Shares would otherwise become bona vacantia, the vested Award Shares shall be forfeited and shall lapse.

References in these Scheme Rules to “Grantee” shall be construed as references to a Grantee’s personal representative or estate where the context requires to the extent necessary to give effect to the provisions of this Rule 19.1.

19.2	Other reasons: If a Grantee ceases to be an Eligible Participant for reasons other than those set out in the preceding provisions of this Rule 19 (including the termination of employment, Disability or contractual engagement with any member of the Group or Related Entity):

(a)	subject to the provisions of Rule 18, a Grantee may exercise any vested Share Options as of the date that he/she ceases to be an Eligible Participant before the earliest of (i) the expiration date of the Exercise Period; (ii) the last day of the three-month period following the termination of the Grantee’s status as an Eligible Participant for any reason other than Disability, or such later date as the Scheme Administrator may determine and specify in the Award Letter; or (iii) the last day of the six-month period following the termination of the Grantee’s status as an Eligible Participant by reason of Disability, or such later date as the Scheme Administrator may determine and specify in the Award Letter, or such other period as the Scheme Administrator may decide in their sole discretion. If a Share Option is not exercised within the stipulated time, the Share Option shall be forfeited and shall lapse; and

(b)	any outstanding Awards not yet vested shall immediately be forfeited and shall lapse, unless the Scheme Administrator determines otherwise at their absolute discretion.

20.	Transferability

20.1	Awards shall be personal to the Grantee to whom they are made and shall not be assignable or transferable, except in circumstances where the written consent of the Company has been obtained and a waiver has been granted by the Stock Exchange for such transfer in compliance with the requirements of the Listing Rules and provided that any such transferee agrees to be bound by these Scheme Rules as if the transferee were the Grantee.

20.2	Any breach of Rule 20.1 shall entitle the Company to cancel the applicable Awards. For this purpose, a determination by the Board to the effect that a breach of Rule 20.1 has occurred shall be final and conclusive.

21.	Lapse of options

21.1	Without prejudice to the authority of the Scheme Administrator to provide additional situations when an Award shall lapse in the terms of any Award Letter, an Award shall lapse automatically (to the extent not already vested and, where relevant, exercised) on the earliest of:

(a)	the expiry of any applicable Exercise Period;

(b)	the date on which the Board makes a determination under Rule 18; and

(c)	the expiry of any of the periods for exercising a Share Option as referred to in Rule 19 or in the other circumstances set out in that Rule;

(d)	the date on which the Grantee commits a breach of Rule 20.

21.2	The Scheme Administrator shall have the power to decide whether an Award shall lapse and its decision shall be binding and conclusive on all parties. The Company shall not owe any liability to any Grantee for the lapse of any Award under this Rule 21.

22.	Alterations in Share Capital

22.1	In the event of any alteration in the capital structure of the Company by way of capitalization of profits or reserves, rights issue, subdivision or consolidation of Shares or reduction of the share capital of the Company (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company is a party) after the Adoption Date, the Scheme Administrator shall make such corresponding adjustments, if any, as the Scheme Administrator in its discretion may deem appropriate to reflect such change with respect to:

(a)	the number of Class A Shares constituting the Scheme Mandate Limit and the Existing Shares Mandate Limit, provided that in the event of any Share subdivision or consolidation the Scheme Mandate Limit and the Existing Shares Mandate Limit as a percentage of the total issued Shares of the Company at the date immediately before any consolidation or subdivision shall be the same on the date immediately after such consolidation or subdivision;

(b)	the number of Class A Shares in each Award to the extent any Award has not been exercised;

(c)	the Exercise Price of any Share Option or Issue Price of any Share Award,

or any combination thereof, as the Auditors or a financial advisor engaged by the Company for such purpose have certified satisfy the relevant requirements of the Listing Rules and are, in their opinion, fair and reasonable either generally or as regards any particular Grantee, provided always that (i) any such adjustments should give each Grantee the same proportion of the equity capital of the Company, rounded to the nearest whole Share, as that to which that Grantee was previously entitled prior to such adjustments, and (ii) no such adjustments shall be made which would result in a Share being issued or transferred at less than its nominal value. The capacity of the Auditors or financial advisor (as the case may be) in this Rule is that of experts and not of arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the Grantees.

23.	Dissolution or Liquidation

23.1	In the event of the proposed dissolution or liquidation of the Company, the Scheme Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Scheme Administrator in its sole discretion may (but is not obligated to) provide for a Grantee of a Share Option to have the right to exercise his or her Share Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Award Shares covered thereby, including Class A Shares as to which the Share Option would not otherwise be exercisable. In addition, the Scheme Administrator may provide that any Company repurchase or redemption option applicable to any Class A Shares issued, transferred or purchased upon exercise of an Option or vesting of a Share Award shall lapse as to all such Class A Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent a Share Option has not been previously exercised and a Share Award have not been vested and purchased, the Award will terminate immediately prior to the consummation of such proposed action.

24.	Change of control

24.1	If there is a change in control of the Company as the result of a merger, scheme of arrangement or general offer, unless the relevant Award Letter provides otherwise, in the case of a Share Option, each outstanding Share Option shall be assumed or an equivalent option shall be substituted by, and in the case of a Share Award, each outstanding Share Award shall be assumed or an equivalent award shall be substituted by, the successor corporation or a parent or subsidiary of the successor corporation. If, in the event of a change in control, the Share Option or Share Award is not assumed or substituted, in the case of an outstanding Share Option, the Share Option shall fully vest immediately and the Grantee shall have the right to exercise the Share Option as to all of the Award Shares, including Class A Shares as to which it would not otherwise be vested or exercisable, and, in the case of Share Awards, the Share Award shall fully vest immediately and the Grantee shall have the right to receive all the Award Shares underlying the Share Award, including Class A Shares as to which it would not otherwise be vested or exercisable. If a Share Option becomes fully vested and exercisable or a Share Award becomes fully vested, in lieu of assumption or substitution in the event of a change in control, the Scheme Administrator shall notify the Grantee in writing or electronically that the Share Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Share Option shall terminate upon the expiration of such period. For purposes of this Rule 24.1, an Award shall be considered assumed if, following the change in control, the Award confers the right to purchase or receive, for each covered Class A Share immediately prior to the change in control, the consideration (whether shares, cash, or other securities or property) received in connection with the change in control by holders of Class A Shares for each Class A Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Class A Shares); provided, however, that if the consideration received in the change in control is not solely common stock or common shares of the successor corporation or its parent or subsidiary, the Scheme Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Share Option or vesting of the Share Award, for each covered Class A Share, to be solely common stock or common shares of the successor corporation or its parent or subsidiary equal in fair market to the per Class A Share consideration received by holders of Shares in the change in control. Notwithstanding the foregoing, the Scheme Administrator has the power to determine at its sole discretion whether the Vesting Dates of any Awards will be accelerated and/or the vesting conditions or criteria of any Awards will be amended or waived, and notify Grantees accordingly.

24.2	For the purpose of Rule 24.1, “control” shall have the meaning given to it in The Codes on Takeovers and Mergers and Share Buy-backs issued by the SFC.

25.	Amendment of Scheme or Awards

25.1	Subject to the provisions of this Rule 25, the Board may amend any of the provisions of this Scheme or any Awards granted under this Scheme at any time and in any respect, provided that the terms of this Scheme or Awards so altered must comply with the relevant requirements of Chapter 17 of the Listing Rules.

25.2	No amendment or alteration shall be made to any provisions of this Scheme or any Awards granted under this Scheme to the extent that such amendment or alteration has a material adverse effect on any subsisting rights of any Grantee at that date in respect of Awards already granted to that Grantee and to the extent that such Awards have not vested or lapsed or been forfeited, without such Grantee’s consent, provided that no such consent shall be required if the Scheme Administrator determines in its sole discretion that such amendment or alteration either:

(a)	is necessary or advisable in order for the Company, this Scheme or the Award to satisfy any applicable law or Listing Rules or to meet the requirements of, or avoid adverse consequences under, any accounting standard; or

(b)	is not reasonably likely to diminish materially the benefits provided under such Award, or that any such diminishment has been adequately compensated.

25.3	The approval of the Shareholders in general meeting is required for any amendment or alteration to the terms of this Scheme which are of a material nature or to those provisions of this Scheme which relate to the matters set out in Rule 17.03 of the Listing Rules to the extent that such alteration or amendment operates to the advantage of Eligible Participants.

25.4	Any amendment or alteration to the terms of any Award the grant of which was subject to the approval of a particular body (such as the Board or any committee thereof, the independent non-executive Directors, or the Shareholders in general meeting) shall be subject to approval by that same body, provided that this requirement does not apply where the relevant alteration takes effect automatically under existing terms of this Scheme. Without limiting the generality of the foregoing, any change in the terms of Awards granted to any Grantee who is a director, chief executive or substantial shareholder of the Company, or any of their respective associates, must be approved by the Shareholders in general meeting in the manner required in the Listing Rules if the initial grant of the Awards requires such approval (except where the changes take effect automatically under the rules of this Scheme).

25.5	Any change to the authority of the Board or the Scheme Administrator, including under this Rule 25, to alter the terms of this Scheme shall be subject to the approval of the Shareholders in general meeting.

26.	Termination

26.1	Subject to Rule 26.2, the Scheme shall terminate on the earlier of:

(a)	the expiry of the Scheme Period; and

(b)	such date of early termination as determined by the Board,

following which no further Awards will be offered or granted under this Scheme, provided that notwithstanding such termination, the Scheme and the Scheme Rules shall continue to be valid and effective to the extent necessary to give effect to the vesting and exercise of any Awards granted prior to the termination of the Scheme and such termination shall not affect any subsisting rights already granted to any Grantee hereunder.

26.2	Awards complying with the provisions of Chapter 17 of the Listing Rules which are granted during the life of the Scheme and remaining unvested, unexercised and unexpired immediately prior to the termination of the operation of the Scheme in accordance with Rule 26.1 shall continue to be valid and exercisable in accordance with their terms of issue after the termination of the Scheme.

27.	Miscellaneous

27.1	This Scheme shall not form part of any contract of employment or other contract between the Group and any Eligible Participant or Grantee, and the rights and obligations of any Eligible Participant or Grantee under the terms of his/her office or employment or engagement shall not be affected by his/her participation in this Scheme or any right which he/she may have to participate in it, and this Scheme shall afford such Eligible Participant or Grantee no additional rights to compensation or damages in consequence of the termination of such office or employment or engagement for any reason.

27.2	The Company shall not be responsible to (i) any Eligible Participant or Grantee for any failure by the Company or any person involved in the management or administration of the Scheme or (ii) any person (including any Eligible Participant and Grantee) to obtain any consent or approval required for such person to participate in the Scheme or (iii) any Eligible Participant or Grantee for any Taxes, expenses, fees or any other liability to which such Eligible Participant or Grantee may become subject as a result of participation in the Scheme.

27.3	Save as specifically provided herein, this Scheme shall not confer on any person any legal or equitable rights against any member of the Group directly or indirectly or give rise to any cause of action at law or in equity against the any member of the Group. No person shall, under any circumstances, hold the Board, Scheme Administrator, the Company or any other member of the Group, any administrator or any Trustee or designated third Party liable for any costs, losses, expenses and/or damages whatsoever arising from or in connection with the Scheme or the administration thereof.

27.4	In the event that an Award lapses or is forfeited in accordance with the Scheme Rules, no Grantees shall be entitled to any compensation for any loss or any right or benefit or prospective right or benefit under the Scheme which he/she might otherwise have enjoyed.

27.5	The Company shall bear the costs of establishing and administering the Scheme.

27.6	All allotments and issuances and transfers of Class A Shares pursuant to this Scheme will be subject to all necessary consents under any relevant legislation and Listing Rules for the time being in force in Hong Kong, the United States and in the Cayman Islands. A Grantee shall be responsible for obtaining any governmental or other official consent or approval that may be required by any country or jurisdiction in order to permit the grant, holding or exercise of any Award. By accepting a grant of an Award or exercising an Award, the Grantee thereof is deemed to have represented to the Company that the Grantee has obtained all such consents and approvals. Compliance with this Rule shall be a condition precedent to an acceptance of an Award by a Grantee and an exercise by a Grantee of their Awards. Each Grantee by their acceptance of any Award thereby agrees to indemnify each member of the Group fully against all claims, demands, liabilities, actions, proceedings, fees, costs and expenses which they may suffer or incur (whether alone or jointly with other party or parties) for or in respect of any failure on the part of the Grantee to obtain any necessary consent or approval or to pay tax or other liabilities referred therein. No member of the Group shall be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of the Grantee’s participation in the Option Scheme.

27.7	Each provision hereof shall be treated as a separate provision and shall be severally enforceable as such in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions hereof are unenforceable they shall be deemed to be deleted from the Scheme Rules, and any such deletion shall not affect the enforceability of the Scheme Rules as remain not so deleted.

27.8	The Scheme shall operate subject to the Articles and to any restrictions under any applicable laws, rules and regulations (including the Listing Rules). To the extent any rules herein are inconsistent with the requirements of the Listing Rules, the provisions of the Listing Rules will prevail.

27.9	By accepting any Award and participating in the Scheme, each Grantee consents to the holding, processing, storage and use of personal data or information concerning him/her by any member of the Group, the Trustee or other third party service provider, in Hong Kong or elsewhere, for the purpose of the administration, management or operation of the Scheme. Such consent permits, but is not limited to, the following:

(a)	the administration and maintenance of records of the Grantee;

(b)	the provision of data or information to without limitation members of the Group, Related Entities, trustees, registrars, brokers or third party administrators or managers of the Scheme, in Hong Kong or elsewhere;

(c)	the provision of data or information to future purchasers or merger partners of the Company or any other member of the Group, any Related Entity, the Grantee’s employing company, or the business in which the Grantee works;

(d)	the transfer of data or information about the Grantee to a country or territory outside China, Hong Kong or the Grantee’s country or region of residence which may not provide the same statutory protection for the information about the Grantee as in China, Hong Kong or the Grantee’s country or region of residence; and

(e)	in the case where an announcement is required to be made pursuant to the Listing Rules for the purposes of granting an Award, the disclosure of the identity of such Grantee, the number of Class A Shares subject to the Award and the terms of the Award granted and/or to be granted and all other information as required under the Listing Rules.

The Grantee is entitled, on payment of a reasonable fee, to a copy of the personal data held about him/her, and if such personal data is inaccurate, the Grantee has the right to have it corrected.

27.10	Any notice or other communication between the Company and any Eligible Participant or Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Hong Kong or such other address as notified to the Eligible Participant or Grantee from time to time and in the case of an Eligible Participant or Grantee, his/her address as notified to the Company from time to time or by hand delivery. In addition, any notice, disclosure or other communication from the Company to any Eligible Participant or Grantee may be given, and any mechanism for soliciting responses or notices from any Eligible Participant or Grantee to the Company may be effected, by any electronic means as the Scheme Administrator considers appropriate.

27.11	Any notice or other communication served by post shall be deemed to have been served 24 hours after the same was put in the post. Any notice or other communication served by electronic means shall be deemed to have been received on the day following that on which it was sent. Any notice or other communication served by personal delivery shall be deemed to have been received when delivered. Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company.

28.	Governing Law and Third Party Rights

28.1	The Scheme Rules and all Awards granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

28.2	Save as otherwise expressly provided in the Scheme Rules, no third party (which for the purposes of this Rule 28.2 means any person other than the Company and Grantees) shall have the right to enforce any of the terms of the Scheme or the Scheme Rules or otherwise enjoy any benefits under the Scheme pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or otherwise. Alteration of the Scheme or the Scheme Rules may be effected in accordance with Rule 25 without requiring the consent of any third party.